                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21

Petroleum Helicopters Inc.
Subsidiaries of the Registrant at December 31, 2003

                                                     PLACE OF                        % OF VOTING
COMPANY                                              INCORPORATION                   STOCK OWNED
-------                                              -------------                   -----------
International Helicopter Transport, Inc              Louisiana                       100%
Evangeline Airmotive, Inc.                           Louisiana                       100%
Acadian Composites, LLC                              Louisiana                       100%
Air Evac Services, Inc.                              Louisiana                       100%
PHI Air Medical Services, Inc.                       Louisiana                       100%
Petroleum Helicopters International, Inc.            Louisiana                       100%
Helicopter Management, LLC                           Louisiana                       100%
Helicopter Leasing, LLC                              Louisiana                       100%
HELEX, LLC                                           Florida                         100%